EXHIBIT 23

CONSENT OF CARR, RIGGS & INGRAM, LLC

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of United Security Bancshares, Inc. and subsidiaries (the “Company”):

•	Registration Statement No. 333 – 111071 on Form S-3;
•	Registration Statement No. 333 – 37995 on Form S-8;
•	Registration Statement No. 333 – 110013 on Form S-8; and
•	Registration Statement No. 333 – 112127 on Form S-8

of our report dated March 30, 2012 with respect to the Company’s consolidated financial statements, which appear in this Annual Report on Form 10-K of the Company as of and for the year ended December 31, 2011.

/s/ Carr, Riggs & Ingram, LLC

Dothan, Alabama

March 30, 2012